Exhibit 4



                  MANAGEMENT SERVICES AGREEMENT


          THIS MANAGEMENT SERVICES AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, the "Agreement") is entered into as of January 31, 1997 among WEI ACQUISITION CO., a Delaware corporation (the "Company"), ALVAREZ & MARSAL, INC., a New York corporation ("A&M"), A&M INVESTMENT ASSOCIATES #3, LLC, a Delaware limited liability company (the "Affiliate"), ANTONIO C. ALVAREZ II, an individual ("Alvarez"), and CERBERUS PARTNERS, L.P., a Delaware limited partnership, as Agent under that certain Credit Agreement dated June 11, 1992, as amended ("Cerberus") with respect to Sections 2(c) and 8 only, and shall bind the SUPPORT EMPLOYEES (as hereinafter defined), each an individual.

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996 (the "POR"), and an Asset Purchase Agreement dated as of January 31, 1997 (the "Asset Purchase Agreement"), the Company will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession (collectively, the "Debtors"), in Case No. 95-911 (HSB) (Jointly Administered) (the "Bankruptcy Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

          WHEREAS, A&M, Cerberus and the other holders of the Senior Lender Claims (as defined in the POR) have previously entered into a letter agreement dated as of October 14, 1996 (the "Interim Management Agreement"), pursuant to which the holders of the Senior Lender Claims, in anticipation of this Agreement agreed to pay A&M, and A&M agreed to analyze the transactions contemplated by the POR and to provide for a smooth management transition to the arrangement contemplated by this Agreement;

          WHEREAS, the Company desires to retain A&M, Alvarez and the Support Employees to provide their services to the Company upon termination of the Interim Management Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Retention. The Company hereby retains A&M, and its employee, Alvarez, and the Support Employees, and A&M, Alvarez and the Support Employees hereby agree to perform services for the Company, upon the terms and subject to the conditions hereinafter set forth.

2.        Term, Renewal.

                    (a)       Original Term.  Subject to the
                         provisions of Sections 7 and 8 and
                         Section 2(c) below, the original term
                         (the "Original Term") of this Agreement
                         shall commence (the "Commencement Date") effective as of the date on which the POR becomes effective and shall, unless extended pursuant to Section 2(b), terminate on October 14, 1998, or the date this Agreement is earlier terminated in accordance with its terms (the date of termination of this Agreement in accordance with this paragraph being referred to as the "Termination Date").

                    (b)       Extension.  At least six months
                         prior to the expiration of the Original
                         Term, A&M and the Company shall notify
                         the other as to whether it desires to
                         extend the Original Term.  If both A&M
                         and the Company desire to extend the
                         Original Term, they will promptly
                         commence and pursue good faith
                         negotiations regarding the terms and
                         conditions of such extension.  If either
                         A&M or the Company does not desire to
                         extend the Original Term, or if the
                         parties are unable to reach agreement on the terms and conditions under which the Original Term shall be extended, each of A&M and the Company shall use its best efforts and shall provide full cooperation to the other in making a smooth transition in the management of the Company to the new management selected by the Company. If so terminated by expiration of the Original Term, except as provided in Section 6(d) and except for accrued but unpaid fees due to A&M pursuant to Section 4(a) and amounts due pursuant to Section 5, neither party shall have any further obligation to the other hereunder.

                    (c)       Reimbursement of Senior Lenders.
                         Notwithstanding Section 2(a) above, this
                         Agreement shall not be effective unless
                         and until Cerberus shall have received
                         from the Company an executed
                         Reimbursement Letter Agreement in the
                         form attached hereto as Exhibit A.

3.        Services.

                    (a)       A&M Personnel.  During the term of
                         this Agreement:  (i) A&M shall furnish
                         the services of, and the Company shall
                         accept the services of, Alvarez, who
                         shall serve as the Company's Chairman of the Board and Chief Executive Officer and shall report to the Company's Board of Directors; (ii) Alvarez shall serve as a full-time officer of the Company and devote substantially all of his business time, energy and abilities to the business, affairs and interest of the Company and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Company's Board of Directors; (iii) A&M shall from time to time furnish the services of such other employees of A&M (the "Support Employees") as A&M shall determine to be necessary to provide sufficient assistance and support to Alvarez in the performance of his duties hereunder; and (iv) notwithstanding the foregoing, the parties acknowledge and agree that each of Alvarez and each Support Employee shall be permitted to render limited services to other A&M clients and to otherwise function as an A&M consultant to such clients who are not, in the reasonable judgment of the Company's Board of Directors, in direct or indirect competition with the Company or any of its affiliates; provided that his and their rendering of such services and functioning as such consultants does not in the Company's reasonable judgment interfere in any significant respect with their duties hereunder; and provided further that neither Alvarez nor any of the Support Employees who are assigned on a full-time or substantially full-time basis to the Company shall be assigned on an ongoing basis to, nor act as the principal consultant in any other A&M consulting engagement during the term of this Agreement. During the term of this Agreement, Alvarez and the Support Employees, as officers of the Company, shall owe a fiduciary duty to the Company and shall perform their respective duties in accordance with such fiduciary duty and the responsibilities of their various offices.

                    (b)       Duties of Alvarez.  Alvarez agrees
                         to observe and comply with the policies
                         of the Company as adopted by the
                         Company's Board of Directors respecting
                         the performance of Alvarez's duties and
                         agrees to carry out and perform orders,
                         directions and policies of the Company
                         and its Board of Directors as they may
                         be, from time to time, stated either
                         orally or in writing.

                    (c)       No Benefits.  The parties
                         acknowledge and agree that:  (i) by
                         furnishing the services of Alvarez and
                         the Support Employees, A&M is
                         functioning as an independent contractor to the Company; (ii) Alvarez and the Support Employees are and shall remain employees of A&M, and A&M retains the right (subject to the terms hereof) to direct and control the performance of Alvarez and the Support Employees and is solely responsible for the payment of salary, employee benefits and any other employee compensation due Alvarez and the Support Employees and for all applicable federal, state and local tax withholding with respect to compensation and benefits payable to them under this Agreement or otherwise; (iii) the compensation set forth in Section 4 and the reimbursement of expenses set forth in Section 5 shall be exclusive and Alvarez and the Support Employees shall not participate in or be eligible to participate in any compensation or benefit plan or perquisite of the Company; and (iv) all amounts of cash, and other compensation, including stock and stock options, paid to Alvarez or any Support Employees pursuant to this Agreement are being paid to and received by Alvarez and such Support Employees solely as nominees for and on behalf of A&M and not for their own account.

4.        Fees; Sale of Stock; Issuance of Options.

                    (a)       Fees.  In consideration for the
                         services of A&M, Alvarez and the Support
                         Employees, for the account, and on
                         behalf of A&M hereunder, the Company
                         shall pay A&M during the term of this
                         Agreement a management fee of $50,000
                         (or a pro-rated portion thereof) per
                         month irrespective of the number of
                         Support Employees provided by A&M to the Company; provided, that the Company's obligation to pay such compensation may be accelerated or terminated in accordance with Sections 7 or 8.

                    (b)       Sale of Stock.

               (1) Number of Shares. On the Commencement Date, and pursuant to a Stock Subscription Agreement in the form attached hereto as Exhibit B (the "Stock Subscription Agreement"), the Company shall issue and sell to the Affiliate and the Affiliate shall purchase, 1,100,000 shares (the "A&M Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to upward or downward adjustment based on the total number of Shares issued pursuant to the POR (the "Plan Shares") other than upon exercise of the Warrants, as defined in the POR (the "Warrants"), such that after the issuance of the Plan Shares and the A&M Shares, the A&M Shares shall equal ten percent (10%) of the sum of the Plan Shares and the A&M Shares.

               (2) Purchase Price. The purchase price for the A&M Shares (the "Purchase Price") shall be $6,340,000.

               (3) Payment. Payment for the A&M Shares shall be made in accordance with the following procedure: (i) the Company shall make a loan of $5,340,000 to Alvarez and Alvarez shall execute and deliver to the Company the Alvarez Promissory Note in the form attached hereto as Exhibit C to evidence such loan (the "Alvarez Promissory Note"); (ii) Alvarez shall make a loan of $5,340,000 to the Affiliate, which loan shall be a non-recourse loan secured by the A&M Shares; (iii) the Affiliate shall pay to the Company $6,340,000 in cash via federal wire transfer as the purchase price for the A&M Shares, and in exchange therefor, the Company shall issue to the Affiliate a stock certificate representing the A&M Shares, registered in the name of the Affiliate in the stock ledger of the Company; (iv) Alvarez shall instruct the Affiliate to, and the Affiliate shall, execute and deliver to the Company a Secured Recourse Promissory Note in the aggregate principal amount of $335,000 in the form attached hereto as Exhibit D (the "Recourse Promissory Note"), a Secured Non-Recourse Promissory Note in the aggregate principal amount of $5,005,000 in the form attached hereto as Exhibit E (the "Non-Recourse Promissory Note"; and together with the Recourse Promissory Note, the "Promissory Notes"), a Stock Pledge Agreement in the form attached hereto as Exhibit F (the "Stock Pledge Agreement") and the certificate for the A&M Shares, together with stock powers executed in blank, to be held by the Company pursuant to the terms of the Stock Pledge Agreement; and (v) in exchange for the actions taken by Alvarez and the Affiliate pursuant to clause (iv) above, the Company shall cancel the Alvarez Promissory Note and shall deliver such cancelled note to Alvarez.

               (4)  Voting Rights; Dividends.  After the
     Commencement Date, the Affiliate shall be entitled to dividends and other distributions, voting rights and other rights applicable to the Company's Common Stock in accordance with the terms of the Stock Pledge Agreement.

               (5) Restrictions on Transfer. The A&M Shares shall be subject to the transfer and other restrictions set forth in the Stock Subscription Agreement and the Stock Pledge Agreement; provided that such restrictions shall not limit the operation of Sections 7 and 8 of this Agreement.

               (6) Registration Rights. The Affiliate shall have the registration rights set forth in the Registration
     Rights Agreement attached hereto as Exhibit G.

                    (c)        Issuance of Options.  On the
                         Commencement Date, the Company and A&M
                         or the Affiliate shall issue and deliver to the other an executed counterpart of the Non-Transferrable Stock Option Agreement in the form attached hereto as Exhibit H (the "A&M Options").

5. Expenses and Facilities. During the term of this Agreement, the Company shall reimburse A&M, Alvarez and the Support Employees for all reasonable out-of-pocket expenses that Alvarez and the Support Employees incur in connection with services rendered hereunder, including the Travel Expenses (as defined below) and reasonable local living expenses, including the cost of renting apartments for Alvarez and the Support Employees, upon presentation from time to time of an itemized account of such expenses. Alvarez and the Support Employees shall work at the Company's corporate offices in Torrance, California, and the Company shall supply them with adequate facilities and support services. As used in this paragraph, "Travel Expenses" shall mean the costs of travel incurred by Alvarez and the Support Parties in the performance of their duties hereunder; provided that (i) in the case of Alvarez, air travel shall be (A) by business class seating if available, or first class seating if business class seating is not available, and (ii) in the case of the Support Employees, by business class seating, or coach class seating if business class seating is not available.

6.        Indemnification.

                    (a)       Indemnified Parties.  Except as
                         otherwise expressly provided in other
                         provisions of this Agreement, the
                         Company agrees to indemnify and hold
                         Alvarez, the Support Employees, A&M,
                         A&M's directors, officers, employees and agents and all of A&M's other affiliates (as that term is defined in Rule 144 under the Securities Act of 1933, as amended) (collectively, the "Indemnified Parties") harmless from and against any and all actions, claims, damages, and liabilities (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which an Indemnified Party is a party, and as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) such
                         Indemnified Party's acceptance of or the performance or non-performance of its material obligations under this Agreement; provided, however, that such indemnity shall not apply to any such action, claim, damage, liability or cost to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from gross negligence or willful misconduct of that Indemnified Party or to constitute a breach of this Agreement.

                    (b)       Indemnification Demand.  If any
                         action, proceeding or investigation is
                         commenced for which an Indemnified Party proposes to demand such indemnification, it will notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company will not relieve the Company from its obligations hereunder, except to the extent that such failure shall have prejudiced the defense of such action. The Company shall promptly pay or reimburse expenses reasonably and actually incurred by an Indemnified Party in defending or settling any action, proceeding or investigation in which an Indemnified Party is a party or is threatened to be made a party by reason of its relationship with the Company hereunder, in advance of the final disposition of such action, proceeding, or investigation upon submission of invoices therefor pursuant to this Agreement. A&M, on behalf of each Indemnified Party, hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding, or investigation in which an Indemnified Party is a party is also against the Company or any of its subsidiaries, the Company may, in lieu of advancing the expenses of separate counsel for such Indemnified Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company or its subsidiaries, as applicable, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to such Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party and any one or more of the Company or its subsidiaries, such counsel is unable to represent both the Indemnified Party and one or more of the Company or its subsidiaries, then the Indemnified Party shall be entitled to use separate counsel of its own choice, and, subject to the preceding sentence, the Company shall promptly pay the Indemnified Party's reasonable expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent any Indemnified Party from using separate counsel of its own choice at its own expense. The Company shall only be liable for settlements of claims against any Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld.

                    (c)       Contribution If Indemnification
                         Provisions Not Enforced.  In order to
                         provide for just and equitable
                         contribution if a claim for
                         indemnification pursuant to these
                         indemnification provisions is made but
                         it is found in a final judgment by a
                         court of competent jurisdiction (not
                         subject to further appeal) that such
                         indemnification may not be enforced in
                         such case, even though the express
                         provisions hereof provide for
                         indemnification in such case, then the
                         Company, on the one hand, and the
                         Indemnified Party, on the other hand,
                         shall contribute to the amount paid or
                         payable as a result of the losses,
                         claims, damages, liabilities and costs
                         in such proportion as is appropriate to
                         reflect the relative fault of the
                         Company and Indemnified Party in
                         connection with the acts or omissions
                         which resulted in such losses, claims,
                         damages, liabilities and costs, as well
                         as any other relevant equitable
                         considerations.  The amount paid or
                         payable by a party as a result of the
                         losses, claims, damages and liabilities
                         and expenses referred to above shall be
                         deemed to include, subject to the
                         limitations set forth in Section 6(b)
                         above, any legal or other fees or
                         expenses reasonably incurred by such
                         party in connection with any
                         investigation or proceeding.  The
                         parties hereto agree that it would not
                         be just and equitable if the
                         contribution pursuant to this Section
                         6(c) were determined by pro rata
                         allocation or by any other method of
                         allocation which does not take into
                         account the equitable considerations
                         referred to in this Section 6(c).  No
                         person found liable for a fraudulent
                         misrepresentation shall be entitled to
                         contribution hereunder from any person
                         who is not also found liable for such
                         fraudulent misrepresentation.  The
                         aggregate amount of contribution from
                         A&M due under this Section 6 shall not
                         exceed the aggregate amount of
                         compensation received or receivable by
                         A&M and its affiliates under this
                         Agreement, including the monthly fees
                         referred to in Section 4(a) and the
                         difference between the Fair Market Value
                         (as defined in Section 7(e)) of any
                         shares of Common Stock purchased by it
                         or them pursuant to this Agreement and
                         the Stock Subscription Agreement, on the one hand, and the amount paid by A&M for such shares, including any shares purchased upon exercise of any A&M Option, on the other hand.

                    (d)       Indemnification Remains in Effect;
                         Limitations.  Neither termination nor
                         nonrenewal of this Agreement nor
                         completion of the retention of A&M,
                         Alvarez and the Support Employees
                         hereunder shall affect these
                         indemnification provisions, which shall
                         hereafter remain operative and in full
                         force and effect.

                    (e)       Indemnification Under Agreement Not
                         Exclusive; Limitation.  The rights
                         provided in this Section 6 shall not be
                         deemed exclusive of any other rights to
                         which the Indemnified Parties may be
                         entitled under the certificate of
                         incorporation and bylaws of the Company, any other agreements, any vote of stockholders or disinterested directors of the Company, any applicable law or otherwise, but shall nevertheless in all respects be limited to the maximum extent permitted by applicable law.

7. Termination. This Agreement shall be terminated prior to October 14, 1998 only as provided in this Section 7 and
     Section 8.

                    (a)       Termination by the Company for
                         Cause. The Company shall have the right to terminate this Agreement for cause at any time by giving written notice to A&M and Alvarez. The Company shall have "cause" if, prior to such termination,
                         (i) the Company's Board of Directors
                         makes a determination in good faith of
                         A&M's, Alvarez's or any Support
                         Employee's willful misconduct or breach
                         of fiduciary duty, (ii) any of A&M,
                         Alvarez or any Support Employee (the
                         "A&M Parties") commits any material act
                         of fraud, dishonesty, embezzlement or
                         misappropriation of funds or property in connection with the services rendered hereunder, or (iii) any of the A&M Parties commits a material breach of any of their respective obligations hereunder, and shall fail to remedy such breach within 30 days after having received written notice from the Company.

          If this Agreement is terminated by the Company for cause under this Section 7(a), then (i) the A&M Parties shall not be entitled to receive any further compensation under this Agreement, (ii) all unexercised A&M Options, whether or not then vested, shall expire, and (iii) the Company shall have the option, for a period of 12 months after such termination, to purchase all of shares of Common Stock then owned by A&M or the Affiliate at a purchase price equal to the lesser of the amount paid by A&M or the Affiliate for such shares of Common Stock or the Fair Market Value (as defined in Section 7(e) below) of such shares of Common Stock, which purchase price shall be applied and set-off first against the amounts outstanding under the Recourse Promissory Note and second against the amounts outstanding under the Non-Recourse Promissory Note, in each case, first to accrued interest and then to principal (such application being referred to as the "Required Application of Proceeds"). The Company shall provide A&M written notice of the Company's intention to exercise its option to purchase the Common Stock owned by A&M or the Affiliate under clause (iii) above prior to the expiration of the 12 month period referred to in clause (iii), and the closing of such purchase shall occur as soon as practically possible after the giving of such notice.

                    (b)       Termination by the Company Without
                         Cause; Constructive Termination;
                         Unconsented Change-in-Control.  The
                         Company shall have the right to
                         terminate this Agreement without cause
                         at any time.  If this Agreement is
                         terminated by the Company without cause
                         or if a Constructive Termination (as
                         defined below) shall occur prior to
                         October 14, 1998, then (i) A&M and/or
                         the Affiliate shall have the right to
                         require the Company to purchase from A&M and/or the Affiliate the shares of Common Stock then owned by A&M or the Affiliate, and the Company shall also have the option to purchase such shares of Common Stock from A&M and/or the Affiliate, in each case for a period of 3 months after such termination and at a sale or purchase price equal to the greater of the amount paid by A&M or the Affiliate for such shares of Common Stock or the Fair Market Value of such shares of Common Stock, which purchase or sale price shall be subject to the Required Application of Proceeds, (ii) A&M or the Affiliate, as the case may be, shall have the right to require the Company to purchase from A&M or the Affiliate, as the case may be, all unexercised A&M Options, whether or not then vested, and the Company shall also have the option to purchase all such A&M Options, in each case for a period of 3 months after such termination and at a sale or purchase price equal to the then Intrinsic Value (as defined in Section 7(e)) of such A&M Options, (iii) the Company shall pay A&M cash in a lump sum amount equal to $50,000 multiplied by the number of months (or portion thereof) remaining until October 14, 1998, (iv) the Company shall be relieved of any obligation under this Agreement to pay for the services of the A&M Parties for periods after such termination and (v) A&M shall be relieved of its obligations to provide services hereunder for periods after such termination; provided, however, that if such termination occurs in connection with a transaction that would qualify under Section 8 of this Agreement, then Section 8, rather than this Section, shall govern. For purposes of this Section 7(b), "Constructive Termination" shall mean the material diminution by the Board of Directors of the Company of the duties and responsibilities of Alvarez such that as so diminished Alvarez's duties and responsibilities shall be materially inconsistent with his title under this Agreement. The Company and A&M and/or the Affiliate, as the case may be, shall provide the other written notice of its intention to exercise its right to sell or purchase the Common Stock owned by A&M and/or the Affiliate or the A&M Options under clauses (i) and (ii) above prior to the expiration of the three month period referred to in such clauses and the closing of the purchase or sale of the Common Stock owned by A&M or the A&M Options, as the case may be, shall occur as soon as practically possible after the giving of such notice.

          If there shall occur a Change-in-Control (as defined below) on or prior to the first anniversary of the Commencement Date, and A&M shall provide written notice to the Company at least 30 days prior to the occurrence of such Change-in-Control (or within 10 days after the occurrence of the Change-in-Control if A&M had no prior notice thereof) that it does not consent to such Change-in-Control and if neither A&M nor Alvarez theretofore consented to or through Alvarez sponsored or voted in favor of such Change-in-Control, then this Agreement shall immediately terminate, and clauses (i) through (iv) and the last sentence of the immediately preceding paragraph shall apply; provided, however, that if a Change-in-Control occurs in connection with a transaction that would qualify under Section 8 of this Agreement, then Section 8, rather than this Section 7(b), shall govern. For purposes of this Agreement, a "Change-in-Control" shall mean a change in the membership of the Board of Directors of the Company such that a majority of the members of the Company's Board of Directors shall not have been nominated by either Cerberus Partners, L.P. or A&M or Alvarez or by at least a majority of persons who were any of their respective previously appointed nominees.

                    (c)       Termination by A&M.  If prior to
                         October 14, 1998, A&M terminates or
                         breaches this Agreement other than an
                         account of a Constructive Termination or Alvarez terminates his employment by A&M or resigns as Chairman of the Board of Directors of the Company or as Chief Executive Officer of the Company for any reason, then (i) all unexercised A&M Options, whether or not then vested, shall expire, (ii) the Company shall have the option for a period of 12 months after any such event to purchase all of the shares of Common Stock then owned by A&M or the Affiliate at a purchase price equal to the lesser of the amount paid by A&M or the Affiliate for such shares of Common Stock or the Fair Market Value of such shares of Common Stock, which purchase price shall be subject to the Required Application of Proceeds, and (iii) the Company shall have no obligation to pay for the services of the A&M Parties for periods after any such event. The Company shall provide A&M written notice of the Company's intention to exercise its option to purchase the Common Stock owned by A&M or the Affiliate under clause (ii) above prior to the expiration of the 12 month period referred to in clause (ii), and the closing of such purchase shall occur as soon as practically possible after the giving of such notice.

                    (d)       Termination Due to Death or
                         Disability of Alvarez.  The Company
                         shall have the right to terminate this
                         Agreement at any time by giving notice
                         to A&M and Alvarez (if not deceased) if
                         Alvarez dies or is disabled.  For
                         purposes of this Agreement, Alvarez
                         shall be deemed to be disabled if any
                         ailment, illness or other physical or
                         mental incapacity has prevented, or in
                         the opinion of a medical physician or
                         psychiatrist selected by the Company and acceptable to A&M will prevent, Alvarez from performing his duties as specified in this Agreement for a period of 60 days during any 180-day period or 90 days in any 360-day period. If the Company shall terminate this Agreement in accordance with this Section 7(d), then (i) A&M or the Affiliate, as the case may be, shall have the right to require the Company to purchase from A&M or the Affiliate, as the case may be, all vested and unexercised A&M Options, and the Company shall also have the option to purchase all such A&M Options, in each case for a period of 6 months after such termination and at a sale or purchase price equal to the then Intrinsic Value of such A&M Options,
                         (ii) A&M and/or the Affiliate shall have the right to require the Company to purchase from A&M and/or the Affiliate the shares of Common Stock then owned by A&M or the Affiliate, and the Company shall also have the option to purchase such shares of Common Stock from A&M and the Affiliate, in each case for a period of 6 months after such termination and at a sale or purchase price equal to the then Fair Market Value of such shares of Common Stock, which purchase price shall be subject to the Required Application of Proceeds, and (iii) the Company shall be relieved of any obligation under this Agreement to pay for the services of the
Promissory Note or the Term Loan Agreement shall be heard and determined in an appropriate state or federal court in the State of New York.

          19. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PROMISSORY NOTE OR THE TERM LOAN AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE PROMISSORY NOTE AND THIS AGREEMENT AND THE LENDER/BORROWER AND SECURED PARTY/DEBTOR RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE PROMISSORY NOTE, THE TERM LOAN AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE PROMISSORY NOTE. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          20. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.




    [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of August 28, 1997.


                              A&M INVESTMENT ASSOCIATES #4, LLC


                              By ____________________________
                                 Name:
                                 Title:



                              MADELEINE, LLC


                              By ____________________________
                                 Name:
                                 Title: